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Exhibit 23.2

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the previously filed Registration Statements of Florida Gaming Corporation on Forms S-3 (Registration Nos. 33-99380, 333-10535, and 333-21497).



/s/ McKean, Paul, Chrycy, Fletcher & Co.

MCKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida
March 17, 1997